Ex-99.16

                             The Kaufmann Fund, Inc.
                   Expense Calculations For Fee Table Examples

Assumptions: $1,000 investment, 5% no-load annual return, 1.93% expenses
             5% - 1.93% = 3.07%

                                              Cumula-  Redemp- Redemp- Cumula-
                                              tive     tion    tion    tive
  Year  Amounts  Average   Expense % Expenses Expenses Fee %   Fee     Expenses
--------------------------------------------------------------------------------
   1     1,000    1,016      1.89%     19       19      0.2%     2      21
         1,031

   2     1,031    1,047      1.89%     20
         1,063

   3     1,063    1,080      1.89%     20       59      0.2%     2      61
         1,096

   4     1,096    1,113      1.89%     21
         1,130

   5     1,130    1,148      1.89%     22      102      0.2%     2     104
         1,165

   6     1,165    1,183      1.89%     22
         1,201

   7     1,201    1,220      1.89%     23
         1,238

   8     1,238    1,258      1.89%     24
         1,277

   9     1,277    1,297      1.89%     25
         1,317

  10     1,317    1,338      1.89%     25      221     0.2%      3     224
         1,358